                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              POLYONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[POLYONE LOGO]

                              POLYONE CORPORATION

                                 NOTICE OF 2003
                         ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                              POLYONE CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

     The Annual Meeting of Shareholders of PolyOne Corporation will be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 15, 2003. The purposes of the meeting are:

        1. To elect Directors; and

        2. To consider and transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 17, 2003, are entitled to notice of and to vote at the meeting.

                                          For the Board of Directors

                                      /s/ Wendy C. Shiba
                                          WENDY C. SHIBA
                                          Vice President, Chief Legal Officer
                                          and Secretary

March 25, 2003

                              POLYONE CORPORATION
                               200 PUBLIC SQUARE
                                 SUITE 36-5000
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT
                              DATED MARCH 25, 2003

     The Board of Directors of PolyOne Corporation respectfully requests your proxy for use at the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio at 9:00 a.m. on Thursday, May 15, 2003, and at any adjournments of that meeting. This proxy statement is to inform you about the matters to be acted upon at the meeting.

     If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Common shares of PolyOne represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on pages 3 and 4 below. You may revoke your proxy before it is voted by giving notice to us in writing or orally at the meeting. Persons entitled to direct the vote of shares held by the following PolyOne plans will receive a separate voting instruction card: The Geon Retirement Savings Plan, M.A. Hanna Company 401(k) and Retirement Plan, M.A. Hanna Company Capital Accumulation Plan, DH Compounding 401(k) Plan and PolyOne Canada Inc. Retirement Plan. If you receive a separate voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the plan. You may revoke your voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.

     Shareholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.

     We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about April 3, 2003. PolyOne's headquarters are located at 200 Public Square, Suite 36-5000, Cleveland, Ohio 44114 and our telephone number is (216) 589-4000.

                             ELECTION OF DIRECTORS

     PolyOne's Board of Directors currently consists of ten Directors. Each Director serves for a one year term and until a successor is duly elected and qualified, subject to the Director's earlier death, retirement or resignation. The Board met eight times during 2002, the calendar year being PolyOne's fiscal year. PolyOne's independent Directors meet regularly in executive sessions chaired by the chairperson of the Compensation and Governance Committee. The Board conducts an annual self-evaluation.

     A shareholder who wishes to suggest a Director candidate for consideration by the Compensation and Governance Committee must provide written notice to the Secretary of PolyOne in accordance with the procedures specified in Regulation 12 of PolyOne's Regulations. Generally, the Secretary must receive the notice not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee's signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of PolyOne common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

     The nominees for election as Directors for terms expiring in 2004 and a description of the business experience of each nominee appear below. Each of the nominees is a current member of the Board. The reference below each Director's name to the term of service as a Director includes the period during which the Director served as a Director of The Geon Company ("Geon") or M.A. Hanna Company ("M.A. Hanna"), each a predecessor to PolyOne.

J. DOUGLAS CAMPBELL
Director since 1993
Age -- 61               Served as President and Chief Executive Officer and was
                        a Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer, from December 1992 until his retirement in 1997. From 1966 to 1992, Mr. Campbell held various positions with Standard Oil (Ohio) and British Petroleum.

CAROL A. CARTWRIGHT
Director since 1994
Age -- 61               President of Kent State University, a public higher
                        education institution, since 1991. Ms. Cartwright serves on the Boards of Directors of KeyCorp, FirstEnergy and The Davey Tree Expert Company.

GALE DUFF-BLOOM
Director since 1994
Age -- 63               Served as President of Company Communications and
                        Corporate Image of J.C. Penney Company, Inc., a major retailer, from June 1999 until her retirement in April
                        2000. From 1996 to June 1999, Ms. Duff-Bloom served as
                        President of Marketing and Company Communications and from 1995 to 1996 as Senior Executive Vice President and
                        Director of Personnel and Company Communications of J.C.
                        Penney.

WAYNE R. EMBRY
Director since 1990
Age -- 65               Served as President and Chief Operating Officer, Team
                        Division, of the Cleveland Cavaliers, a professional basketball team, from 1986 until his retirement in 2000.
                        Mr. Embry serves on the Boards of Directors of Kohl's
                        Corporation and the Federal Reserve Bank of Cleveland.

ROBERT A. GARDA
Director since 1998
Age -- 64               Executive-in-Residence of The Fuqua School of Business,
                        Duke University, since 1997. Mr. Garda served as an independent consultant from 1995 to 1997. Mr. Garda served as President and Chief Executive Officer of Aladdin Industries, a leading supplier of thermal insulated food and beverage ware products, from 1994 to 1995. From 1967 to 1994, Mr. Garda was with McKinsey &
                        Company and served as a director from 1978 to 1994. Mr.
                        Garda serves on the Boards of Directors of Insect
                        Biotechnology, Inc., VSV, Inc. and GED, Inc.

GORDON D. HARNETT
Director since 1997
Age -- 60               Chairman, President and Chief Executive Officer of Brush
                        Engineered Materials Inc., an international supplier and producer of high performance engineered materials, since
                        1991. Mr. Harnett serves on the Boards of Directors of The Lubrizol Corporation, EnPro Industries, Inc. and
                        National City Bank.

DAVID H. HOAG
Director since 1999
Age -- 63               Served as Chairman of LTV Corporation, a steel
                        manufacturer, from 1991 until his retirement in 1999, and as Chief Executive Officer from 1991 to September
                        1998. Mr. Hoag serves on the Boards of Directors of Brush Engineered Materials Inc., The Chubb Corporation,
                        The Lubrizol Corporation and NACCO Industries, Inc.

D. LARRY MOORE
Director since 1994
Age -- 66               Served as President and Chief Operating Officer of
                        Honeywell, Inc., a multinational manufacturer of controls for use in homes, buildings, industry, and space and aviation, from 1993 until his retirement in 1997.

THOMAS A. WALTERMIRE
Director since 1998
Age -- 53               Chairman of the Board, Chief Executive Officer and
                        President of PolyOne since August 31, 2000. Prior to the formation of PolyOne at the end of August 2000, Mr.
                        Waltermire served as Chairman of the Board of Geon from August 1999 and Chief Executive Officer of Geon from May
                        1999. From February 1998 to May 1999, Mr. Waltermire served as President and Chief Operating Officer of Geon and from May 1997 to February 1998, as Executive Vice
                        President and Chief Operating Officer. Mr. Waltermire was the Chief Financial Officer of Geon from October
                        1993 until May 1997. Mr. Waltermire serves on the Board of Directors of Nucor Corporation.

FARAH M. WALTERS
Director since 1998
Age -- 58               Served as President and Chief Executive Officer of
                        University Hospitals Health System and University
                        Hospitals of Cleveland from 1992 until her retirement in June 2002. Ms. Walters serves on the Boards of Directors of Kerr-McGee Corporation and Alpharma Inc.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

     The Board has an Audit Committee consisting of Messrs. Harnett, the Chairperson, Campbell and Moore and Ms. Cartwright; a Compensation and Governance Committee consisting of Mss. Duff-Bloom, the Chairperson, and Walters and Messrs. Embry, Garda and Hoag; an Environmental, Health and Safety Committee consisting of Messrs. Moore, the Chairperson, Embry and Harnett and Ms. Walters; and a Financial Policy Committee consisting of Messrs. Campbell, the Chairperson, Garda and Hoag and Ms. Cartwright.

     The Audit Committee, which met five times during 2002, meets with appropriate financial and legal personnel and independent auditors to review PolyOne's corporate accounting, internal controls and financial reporting. The Committee exercises oversight of the independent auditors, the internal auditors and the financial management of PolyOne. The Audit Committee recommends to the Board of Directors the appointment of the independent auditors to serve as auditors in examining PolyOne's corporate accounts. PolyOne's common shares are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence requirements as set forth in the New York Stock Exchange listing standards. On September 6, 2000, the Board adopted an Audit Committee charter, which was amended on February 28, 2002.

     Effective in May of 2002, the functions of the Compensation Committee and the Nominating and Governance Committee were combined to form the Compensation and Governance Committee. The Compensation and Goverance Committee, which met three times during 2002 after its formation, reviews and approves compensation, benefits and perquisites afforded PolyOne's executive officers and other highly-compensated personnel. The Committee has similar responsibilities with respect to non-employee Directors, except that the Committee's actions and determinations are subject to the approval of the Board of Directors. The Committee also has oversight responsibilities for all of PolyOne's broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices. The Committee recommends to the Board of Directors candidates for nomination as Directors of PolyOne, and the Committee advises the Board with respect to governance issues and directorship practices, reviews succession planning for the Chief Executive Officer and other executive officers and oversees the process by which the Board annually evaluates the performance of the Chief Executive Officer. All members of the Compensation and Governance Committee are independent. Prior to the formation of the Compensation and Governance Committee, the Compensation Committee met four times during 2002 and the Nominating and Governance Committee met one time during 2002.

     The Environmental, Health and Safety Committee, which met three times during 2002, exercises oversight with respect to PolyOne's environmental, health, safety and product stewardship policies and practices and its compliance with related laws and regulations.

     The Financial Policy Committee, which met four times during 2002, exercises oversight with respect to PolyOne's capital structure, borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of risk management, banking relationships and other financial matters relating to PolyOne.

     During 2002, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the Committees on which he or she served.

COMPENSATION OF DIRECTORS

     PolyOne pays unaffiliated Directors an annual retainer of $25,000, quarterly in arrears, and annually grants to Directors an award of $17,000 in value of fully vested common shares. PolyOne grants the shares quarterly and determines the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. PolyOne also pays fees of $1,250 for each Board and Committee meeting attended, except that the Chairpersons of the Audit Committee and the Compensation and Governance Committee receive $2,500 for each meeting (of their respective committee) attended. Compensation for participation in board or committee meetings by telephone is paid at fifty percent of the normal meeting fee. In addition, the Chairperson of each Committee receives a fixed annual retainer of

$3,000, payable quarterly. PolyOne reimburses Directors for their expenses associated with each meeting attended.

     PolyOne grants each new Director who is not an employee of PolyOne at the time of his or her initial election or appointment as a Director an option to acquire 15,000 common shares. Each non-employee Director receives an annual option to acquire 6,000 common shares, upon re-election to the Board, effective as of the date of the Annual Meeting. The options and share awards made to Directors are awarded under the PolyOne Corporation 2000 Stock Incentive Plan or any other present or future stock plan of PolyOne having shares available for these awards.

     Directors who are not employees of PolyOne may defer payment of all or a portion of their compensation as a Director under PolyOne's Deferred Compensation Plan for Non-Employee Directors (the "Directors' Deferred Compensation Plan"). A Director may defer the compensation as cash or elect to have it converted into PolyOne common shares at a rate equal to 125% of the cash compensation amount. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest earned on the cash amounts and dividends on the common shares accrue for the benefit of the participating Directors.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The following table shows the number of common shares beneficially owned on March 17, 2003 (including options exercisable within 60 days of that date) by each of the Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 11 and by all Directors and executive officers as a group.

                                                               NUMBER OF
                            NAME                               SHARES(1)
                            ----                               ---------
J. Douglas Campbell.........................................     131,508(2)(3)
Carol A. Cartwright.........................................      87,144(2)(3)
Gale Duff-Bloom.............................................     102,834(2)(3)
Wayne R. Embry..............................................      48,659(2)(3)
Robert A. Garda.............................................      83,611(2)(3)
Gordon D. Harnett...........................................      98,111(2)(3)
David H. Hoag...............................................      81,715(2)(3)
D. Larry Moore..............................................     126,604(2)(3)
Thomas A. Waltermire........................................     877,744(3)
Farah M. Walters............................................      86,940(2)(3)
V. Lance Mitchell...........................................     330,897(3)
W. David Wilson.............................................     358,170(3)
Wendy C. Shiba..............................................      72,263(3)
Michael L. Rademacher.......................................     110,826(3)
16 Directors and executive officers as a group..............   2,919,391(2)(3)

(1) Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the individual. It includes the approximate number of shares credited to the named executives' accounts in The Geon Retirement Savings Plan, a tax-qualified defined contribution plan. No Director, nominee or executive officer beneficially owned, on March 17, 2003, more than 1% of PolyOne's outstanding common shares. As of that date, the Directors and executive officers as a group beneficially owned approximately 3.12% of the outstanding common shares.

(2) With respect to the Directors, except Mr. Waltermire, who is not eligible to participate in the Directors' Deferred Compensation Plan, includes shares held under the Directors' Deferred Compensation Plan as follows: J.D. Campbell, 75,452 shares; C.A. Cartwright, 22,754 shares; G. Duff-Bloom, 48,336 shares; W.R. Embry, 5,112 shares; R.A. Garda, 12,559 shares; G.D. Harnett, 25,800 shares; D.H. Hoag, 22,832 shares; D.L. Moore, 40,548 shares; and F.M. Walters, 37,884.

(3) Includes shares the individuals have a right to acquire on or before May 16, 2003 as follows: J.D. Campbell, 54,000 shares; C.A. Cartwright, 55,500 shares; G. Duff-Bloom, 54,000 shares; W.R. Embry, 33,000 shares; R.A. Garda, 55,500 shares; G.D. Harnett, 55,500 shares; D.H. Hoag, 55,500 shares; D.L. Moore 54,000 shares; T.A. Waltermire, 601,848 shares; F.M. Walters, 48,000 shares; V.L. Mitchell, 239,361 shares; W.D. Wilson, 236,346 shares; W.C. Shiba, 27,993 shares; M.L. Rademacher, 66,939 shares; and the Directors and executive officers as a group, 1,818,914 shares.

     The following table shows information relating to all persons who, as of March 17, 2003, were known by us to beneficially own more than five percent of PolyOne's outstanding common shares based on information provided in Schedule 13Gs filed with the Securities and Exchange Commission (the "Commission"):

                                                                NUMBER        % OF
NAME AND ADDRESS                                              OF SHARES      SHARES
----------------                                              ----------     ------
FMR Corp. ..................................................  13,755,340(1)   15.0%
82 Devonshire Street
Boston, Massachusetts 02109
State Street Bank and Trust Company,
as Trustee for The Geon Retirement Savings Plan.............   7,926,748(2)    8.7%
225 Franklin Street
Boston, Massachusetts 02110

(1) As of February 14, 2003, based upon information contained in a Schedule 13G filed with the Commission. FMR Corp., as a holding company reporting on behalf of its subsidiaries, has sole voting power with respect to 2,423,803 of these shares and has sole dispositive power with respect to all of these shares.

(2) As of February 10, 2003, based upon information contained in a Schedule 13G filed with the Commission. State Street Bank and Trust Company, as Trustee for The Geon Retirement Savings Plan and for various collective investment funds for employee benefit plans and other index accounts, as a bank, has sole voting power with respect to 1,064,004 of these shares, shared voting power with respect to 6,694,344 of these shares, sole dispositive power with respect to 1,232,404 of these shares, and shared dispositive power with respect to 6,694,344 of these shares.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Governance Committee of the Board of Directors (the "Committee") is currently comprised of Gale Duff-Bloom, its Chairperson, Wayne
R. Embry, Robert A. Garda, David H. Hoag and Farah M. Walters.

     The Committee is responsible for establishing PolyOne's compensation and benefit policies and reviewing PolyOne's philosophy regarding executive remuneration to assure consistency with its goals and business strategy. Each year the Committee reviews market data to assess PolyOne's competitive position with respect to all aspects of executive compensation and considers and approves changes in base salary and annual incentive levels for executive officers as well as all awards (including stock options, equity-based awards and long-term incentive plan awards) to executive officers and key employees. The Committee also reviews and approves annual and long-term performance criteria and goals at the beginning of each performance period and certifies the results at the end of each performance period. In addition, the Committee has oversight responsibilities for all of PolyOne's broad-based compensation and benefit programs.

     The Summary Compensation Table appearing on page 11 includes compensation earned by the named executive officers in connection with their employment with PolyOne's predecessors.

GENERAL COMPENSATION PHILOSOPHY

     The Committee believes that pay should be administered on a total remuneration basis, with consideration of the value of all components of compensation. Total remuneration opportunities should be competitive and serve to attract, retain, motivate and reward employees based upon their experience, responsibility, performance and marketability. They should be affordable and fair to both employees and shareholders. Incentive programs should create a strong mutuality of interests between executives and shareholders through the use of equity-based compensation and the selection of performance criteria that are consistent with PolyOne's strategic objectives.

EXECUTIVE COMPENSATION

     PolyOne's executive compensation program has the following principal components: base salary, annual incentive compensation and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total remuneration is based on performance incentives (including stock-based awards) rather than on salary. This approach may result in changes in an executive's total cash compensation from year to year if there are variations in PolyOne's performance and/or the performance of PolyOne's individual business units versus established goals.

     The total remuneration program is designed to be competitive with the total remuneration programs of companies similar to PolyOne within both the specialty chemical industry and a broad-base of industrial companies and is based on the total remuneration programs of companies with which PolyOne competes for executive talent. To assess the competitive total remuneration programs of these other companies and to establish appropriate compensation comparisons, the Committee receives advice from an independent compensation consultant and reviews data that is based on the specialty chemical peer group as well as various published surveys.

BASE SALARIES

     The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation of each executive, current marketplace data for comparable positions, individual performance appraisals and recommended adjustments by the Chief Executive Officer for each executive officer except himself. At the meeting, the Committee reviews all available data and considers and approves adjustments. In addition, the Committee reviews marketplace data for, and the performance of, the Chief Executive Officer and determines the appropriate adjustment.

     Base salaries for executives officers traditionally are adjusted at the beginning of each year. In recognition of business conditions and at management's request, no adjustment was made for 2002. In view of continuing difficult market conditions and performance that is below expected levels, no adjustments to base salaries were recommended or approved for 2003. At management's request, however, Messrs. Waltermire, Wilson and Mitchell's base salaries were reduced, effective February 1, 2003.

INCENTIVE COMPENSATION

     The Senior Executive PolyOne Annual Incentive Plan (the "PolyOne AIP") provides for awards that are wholly contingent upon the attainment of performance goals established by the Committee. The PolyOne AIP provides for administration by a committee of outside directors but eliminates the Committee's discretion to increase the amount of incentive awards. The Committee believes that the PolyOne AIP has, in the past, satisfied and will continue to satisfy the Internal Revenue Service's requirements for "performance-based" compensation under Section 162(m). Under Section 162(m), performance-based compensation is considered a fully deductible expense and not subject to the deductibility limitation under current Internal Revenue Service regulations.

     In the beginning of 2002, the Committee approved performance targets related to corporate net income and working capital management, business unit operating income, as well as key business initiatives that will improve the ongoing operating efficiency of PolyOne. PolyOne's performance was sufficient to provide awards for working capital management and business initiatives, and three of PolyOne's six business units achieved operating income levels sufficient to provide for awards. For 2002, the Committee exercised its discretion to reduce awards payable under the PolyOne AIP. Based on Mr. Waltermire's recommendation and in light of the performance of certain business units, payouts for 2002 for certain executive officers, including Mr. Waltermire, were reduced to amounts less than would have been earned under the performance targets. No award was earned for the component based on consolidated company net income due to performance that was below the established minimum hurdle approved by the Committee. Awards paid for 2002 ranged from 9% to 83% of target.

LONG TERM INCENTIVES

     On March 26, 2002, the Committee approved awards to PolyOne's executive officers under PolyOne's 2002 - 2004 Strategic Improvement Incentive Plan. The awards were in the form of time-vested stock options and performance units based upon PolyOne's three-year cumulative operating income for the period of 2002 to 2004. Time-vested stock options are stock options with an exercise price equal to fair market value on the date of grant and with a ten-year term. The options vest in increments over a three-year period following the date of grant, 35% in each of the first and second years and 30% in the third year. The amount scheduled to vest in the third year may vest earlier based upon PolyOne's stock price performance. PolyOne limits the number of options awarded based on the typical practice of its peer group.

     Performance awards are comprised of performance options and performance cash awards. Performance options are stock options that vest on the third anniversary of the date of grant and have a term of 39 months. Performance cash awards are cash payments based upon PolyOne's operating income for the three-year period ending December 31, 2004, relative to targets established by the Committee. The purpose of these awards is to encourage superior strategic business performance over time. These awards were granted under the PolyOne Corporation Long-Term Incentive Plan, which was approved by the stockholders of PolyOne's predecessors on August 29, 2000. As stated above, under Section 162(m), performance-based compensation is not subject to the deductibility limitation under current Internal Revenue Service regulations.

CHIEF EXECUTIVE OFFICER

     At Mr. Waltermire's request, in recognition of business conditions, no salary adjustment was made for 2002. For 2003, at Mr. Waltermire's request, his base salary was reduced by 10% to $621,600 effective February 1, 2003.

     Mr. Waltermire participated in the PolyOne AIP and Strategic Improvement Incentive Plan under similar terms and conditions as other executive officers and as described above. The Committee approved an award for Mr. Waltermire under the 2002 PolyOne AIP that was 29% of target.

     The Summary Compensation Table appearing on page 11 includes compensation earned by Mr. Waltermire in connection with his employment with Geon, one of PolyOne's predecessors.

     All members of the Compensation and Governance Committee concur in this report.

                                          THE COMPENSATION AND
                                          GOVERNANCE COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Gale Duff-Bloom, Chairperson
                                          Wayne R. Embry
                                          Robert A. Garda
                                          David H. Hoag
                                          Farah M. Walters

February 26, 2003

     The following table sets forth the compensation received for the three years ended December 31, 2002 by PolyOne's Chief Executive Officer and the persons who were at December 31, 2002 the four other most highly paid executive officers. To provide more complete and comparable information, this table includes compensation paid by Geon and M.A. Hanna prior to the formation of PolyOne.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                             --------------------------------------   ------------------------------------
                                                                                              AWARDS             PAYOUTS
                                                                                      -----------------------   ----------
                                                                          OTHER                      OPTIONS/      LTIP
                                                                          ANNUAL       RESTRICTED      SARS      PAYOUTS
              NAME AND                                                   COMPEN-         STOCK        (# OF       (# OF
         PRINCIPAL POSITION           YEAR   SALARY($)    BONUS($)     SATION($)(1)   AWARDS($)(2)   SHARES)    SHARES)(3)
         ------------------           ----   ---------   -----------   ------------   ------------   --------   ----------
Thomas A. Waltermire                  2002    690,000      168,900              (1)         -0-      299,200         -0-
Chairman of the Board,                2001    690,000      276,800              (1)     705,528      271,000         -0-
President and                         2000    575,000          -0-              (1)         -0-          200      15,686
Chief Executive Officer
V. Lance Mitchell                     2002    335,000       27,700              (1)         -0-       96,800         -0-
Group Vice President,                 2001    335,000      118,000              (1)     342,432       87,700         -0-
Global Plastics                       2000    263,077          -0-        26,836(6)         -0-          200       7,470
W. David Wilson                       2002    325,000       46,900              (1)         -0-       94,000         -0-
Vice President and                    2001    325,000       76,700              (1)     332,100       85,800         -0-
Chief Financial Officer               2000    267,961          -0-        37,409(7)         -0-          200       7,470
Wendy C. Shiba(8)                     2002    300,000       63,200              (1)         -0-       67,700         -0-
Vice President, Chief                 2001     38,654       75,000              (1)     358,000       12,318         -0-
Legal Officer and Secretary
Michael L. Rademacher                 2002    250,000       93,000        36,462(9)         -0-       56,400         -0-
Vice President,                       2001    250,000       37,500              (1)     255,348       51,100         -0-
Distribution                          2000    216,756       11,000              (1)      45,500       19,724         -0-


                                          ALL
                                         OTHER
              NAME AND                  COMPEN-
         PRINCIPAL POSITION           SATION($)(4)
         ------------------           ------------
Thomas A. Waltermire                     58,008(5)
Chairman of the Board,                   41,135(5)
President and                           549,700(5)
Chief Executive Officer
V. Lance Mitchell                        27,269(6)
Group Vice President,                    19,936(6)
Global Plastics                         178,331(6)
W. David Wilson                          24,102(7)
Vice President and                       19,371(7)
Chief Financial Officer                 183,314(7)
Wendy C. Shiba(8)                        12,000(8)
Vice President, Chief                       -0-(8)
Legal Officer and Secretary
Michael L. Rademacher                     9,506(9)
Vice President,                           2,188(9)
Distribution                             79,355(9)

(1) Indicates perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the year shown.

(2) The total number of restricted shares held and the value of those shares as of December 31, 2002, based on the year-end closing price of $3.92 per share of PolyOne, was 578,317 shares and $2,267,003, respectively.

    Amounts for 2001, except for Ms. Shiba, represent the number of shares awarded multiplied by $7.38, the closing share price on the date of grant. Amount for 2001 for Ms. Shiba represents the number of shares awarded multiplied by $8.95, the closing share price on the date of grant.

    Amount for 2000 for Mr. Rademacher represents the number of shares awarded multiplied by $11.375, the closing price on the date of grant. The 4,000 restricted shares granted to Mr. Rademacher on January 6, 2000 vested over a three-year period, with one-third of the shares vesting on each anniversary of the grant date.

    Dividends are paid on restricted shares to the same extent that dividends are paid on PolyOne's common shares.

(3) Amounts for 2000 represent performance shares under long-term incentive awards of Geon and M.A. Hanna issued as a result of the change in control provisions being triggered by approval of the consolidation of Geon and M.A. Hanna by their respective stockholders on August 29, 2000, net of withholding.

(4) Amounts for 2000 for the following named executives include cash payments made under Geon's Senior Executive Management Incentive Program as a result of the change in control provisions being triggered at the effective time of the consolidation between Geon and M.A. Hanna in the following amounts: T.A. Waltermire -- $460,000; V.L. Mitchell -- $141,000; and W.D.
    Wilson -- $143,000. Amount for 2000 for M.L. Rademacher includes cash payment made under M.A. Hanna's Long Term Incentive Plan and

    Annual Incentive Plan as a result of the change in control provisions being triggered at the effective time of the consolidation between Geon and M.A. Hanna.

(5) Amount under "All Other Compensation" for Mr. Waltermire for 2002 includes PolyOne's cash contributions to PolyOne's Retirement Savings Plan (the "Savings Plan") in the amount of $11,000 and amounts accrued under a benefit restoration plan providing for benefits in excess of the amounts permitted to be contributed under the Retirement Savings Plan (and amounts accrued with respect to the PolyOne AIP or Geon's Management Incentive Plan (the "Benefit Restoration Plan") in the amount of $47,008.

(6) Amount under "Other Annual Compensation" for Mr. Mitchell for 2000 includes tax gross-ups on personal benefits in the amount of $11,016 and car allowance in the amount of $12,600. Amount under "All Other Compensation" for Mr. Mitchell for 2002 includes PolyOne's cash contributions to the Savings Plan in the amount of $11,000 and amounts accrued under the Benefit Restoration Plan in the amount of $16,269.

(7) Amount under "Other Annual Compensation" for Mr. Wilson for 2000 includes tax gross-ups on personal benefits in the amount of $12,845 and car allowance in the amount of $12,600. Amount under "All Other Compensation" for Mr. Wilson for 2002 includes PolyOne's cash contributions to the Savings Plan in the amount of $11,000 and amounts accrued under the Benefit Restoration Plan in the amount of $13,102.

(8) Ms. Shiba began serving as Chief Legal Officer for PolyOne in November 2001 and was appointed Vice President and Secretary in December 2001. Amount under "All Other Compensation" for Ms. Shiba for 2002 includes PolyOne's cash contributions to the Savings Plan in the amount of $4,250 and amounts accrued under the M.A. Hanna's Supplemental Retirement Benefit Plan (the "Supplemental Retirement Benefit Plan") in the amount of $7,750.

(9) Amount under "Other Annual Compensation" for Mr. Rademacher for 2002 includes tax gross-ups on personal benefits in the amount of $11,572, car allowance in the amount of $12,000 and financial planning expenses in the amount of $10,755. Amount under "All Other Compensation" for Mr. Rademacher for 2002 includes PolyOne's cash contributions to the Savings Plan in the amount of $5,131 and amounts accrued under the Supplemental Retirement Benefit Plan in the amount of $4,375.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   GRANT DATE
                                                  INDIVIDUAL GRANTS (1)                       PRESENT VALUE ($)(2)
                               -----------------------------------------------------------    --------------------
                                 NUMBER OF
                                SECURITIES       % OF TOTAL
                                UNDERLYING      OPTIONS/SARS
                               OPTIONS/SARS      GRANTED TO       EXERCISE
                                  GRANTED       EMPLOYEES IN      OR BASE       EXPIRATION
            NAME               (# OF SHARES)    FISCAL YEAR     PRICE ($/SH)       DATE
            ----               -------------    ------------    ------------    ----------
T. A. Waltermire                   36,800           2.54           12.22         6/26/05             110,400
                                  262,400          18.09           12.22         3/26/12           1,167,680
V. L. Mitchell                     11,900            .82           12.22         6/26/05              35,700
                                   84,900           5.85           12.22         3/26/12             377,805
W. D. Wilson                       11,600            .80           12.22         6/26/05              34,800
                                   82,400           5.68           12.22         3/26/12             366,680
W. C. Shiba                         8,300            .57           12.22         6/26/05              24,900
                                   59,400           4.09           12.22         3/26/12             264,330
M. L. Rademacher                    6,900            .48           12.22         6/26/05              20,700
                                   49,500           3.41           12.22         3/26/12             220,275

(1) Time-vested options and performance options were granted under PolyOne's 2000 Stock Incentive Plan. The time-vested options will vest over a three-year period from the date of grant, with 35% of the shares vesting on the first anniversary, an additional 35% vesting on the second anniversary and an additional 30% vesting on the third anniversary of the grant date. All of the performance options will vest on March 26, 2005 and must be exercised within ninety days of that date.

(2) The grant date present value of the time-vested options was estimated using the Black-Scholes option pricing model, with an assumed risk-free interest rate of 5.0%, an assumed dividend yield of 2.05%, stock price volatility of 40.0% and a vesting discount of 5% per annum. The grant date present value of the performance options was estimated using the Black-Scholes option pricing model, with an assumed risk-free interest rate of 4.01%, an assumed dividend yield of 2.05%, stock price volatility of 40.0% and a vesting discount of 5% per annum.

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because PolyOne's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of PolyOne's employee stock options. The amount realized from the exercise of an employee stock option ultimately depends on the market value of the common shares on the date of exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                           VALUE OF
                                                         NUMBER OF       UNEXERCISED
                                                        UNEXERCISED      IN-THE-MONEY
                                                       OPTIONS/SARS      OPTIONS/SARS
                                                         AT FY-END        AT FY-END
                                                       (# OF SHARES)        ($)(1)
                   SHARES ACQUIRED                    ---------------   --------------
                     ON EXERCISE     VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                (# OF SHARES)         ($)          UNEXERCISABLE    UNEXERCISABLE
----               ---------------   --------------   ---------------   --------------
T. A. Waltermire          -0-               -0-       566,122/490,960          -0-/-0-
V. L. Mitchell            -0-               -0-       183,991/158,845          -0-/-0-
W. D. Wilson              -0-               -0-       268,251/154,915          -0-/-0-
W. C. Shiba               -0-               -0-          3,602/76,416          -0-/-0-
M. L. Rademacher          -0-               -0-         34,669/92,555          -0-/-0-

(1) Based on the closing price of a common share of PolyOne of $3.92 as reported on the New York Stock Exchange on December 31, 2002. The ultimate realization of profit, if any, on the sale of common shares underlying the option is dependent upon the market price of the shares on the date of sale.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                     PERFORMANCE                  PRICE-BASED PLANS
                                   OR OTHER PERIOD    -----------------------------------------
                  VALUE OF AWARD   UNTIL MATURATION     THRESHOLD       TARGET        MAXIMUM
NAME                  ($)(1)         OR PAYOUT(2)        ($)(3)         ($)(4)        ($)(5)
----              --------------   ----------------   -------------   -----------   -----------
T. A Waltermire      450,000               3/31/05       225,000        450,000       900,000
V. L. Mitchell       145,500               3/31/05        72,750        145,500       291,000
W. D. Wilson         141,300               3/31/05        70,650        141,300       282,600
W. C. Shiba          102,000               3/31/05        51,000        102,000       204,000
M. L. Rademacher      84,900               3/31/05        42,450         84,900       169,800

(1) Performance cash awards were granted under PolyOne's Strategic Improvement Incentive Plan ("SIIP"), entitling each named executive to a cash payment if PolyOne achieves a targeted level of cumulative operating income for the performance period of 2002-2004. Prior to any payout, however, a targeted cumulative 2002-2004 earnings per share must be met. If PolyOne's cumulative operating income for 2002-2004 is greater or less than the targeted level, but above the threshold level, cash payments will be made in accordance with a sliding scale. The value of the cash award payable to each named executive for achievement of the targeted level is based on the exercise price payable by each named executive to exercise performance options granted in 2002. For a complete description of the SIIP, which also includes time-vested and performance stock option awards, see "EXECUTIVE COMPENSATION -- Long Term Incentives" on page 9.

(2) The performance period during which the performance business operating income will be measured for purposes of determining cash payouts is the three-year period commencing on January 1, 2002 and ending on December 31, 2004. Cash payouts, if any, will be paid by March 31, 2005.

(3) Refers to the amount payable if PolyOne's cumulative operating income for 2002-2004 is less than the targeted level but above the threshold level. If the performance business operating income for 2002-2004 is less than the threshold level, no amount is payable under the plan.

(4) Refers to the amount payable if PolyOne's cumulative operating income for 2002-2004 is equal to the targeted level.

(5) Refers to the amount payable if PolyOne's cumulative operating income for 2002-2004 is equal to or greater than the maximum level.

RETIREMENT PENSIONS

     The following table shows the total estimated annual pension benefits payable to certain of the executives named in the Summary Compensation Table. These executives are eligible to receive pension payments under a plan that existed prior to the consolidation of Geon and M.A. Hanna (the "Plan"). The Plan makes available a pension that is paid from funds provided through contributions by PolyOne and contributions by the executive, if any, made prior to 1972. The amount of the executive's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited company service to PolyOne. Effective January 1, 2003, no additional service will be credited under the Plan, although future earnings will continue to be factored into the computation of FAE.

     The table shows the annual pension amounts currently available based on the combinations of FAE and years of credited service shown and should be read in conjunction with the accompanying notes. As of January 1, 1989, the Plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of "covered compensation" (as defined by the Social Security Administration) times years of pension credit up to 35 years. In addition, those executives who were actively at work on December 31, 1989, may receive an additional pension credit of 4 years (up to a maximum of 24 years) of pension credit. Benefits become vested after 5 years of service. As of January 1, 2000, the Plan was closed to new participants. The table and discussion of retirement benefits apply as of December 31, 2002.

                               PENSION PLAN TABLE

   FINAL                YEARS OF CREDITED SERVICE(1)
  AVERAGE      -----------------------------------------------
EARNINGS($)    10 (2)    15 (2)    20 (2)      25        30
-----------    -------   -------   -------   -------   -------
                87,115   118,228   149,340   155,563   186,675
   400,000
               109,515   148,628   187,740   195,563   234,675
   500,000
               131,915   179,028   226,140   235,563   282,675
   600,000
               154,315   209,428   264,540   275,563   330,675
   700,000
               176,715   239,828   302,940   315,563   378,675
   800,000
               199,115   270,228   341,340   355,563   426,675
   900,000
               221,515   300,628   379,740   395,563   474,675
 1,000,000
               243,915   331,028   418,140   435,563   522,675
 1,100,000
               266,315   361,428   456,540   475,563   570,675
 1,200,000

(1) As of December 31, 2002, the following executives had the following years of credited service under the Plan or subsidiary plans or supplemental agreements: T.A. Waltermire, 28 years, 6 months; V.L. Mitchell, 13 years, 7 months; and W.D. Wilson, 24 years, 11 months. Ms. Shiba and Mr. Rademacher do not participate in a pension plan.

(2) Includes an additional 4 years of service applicable to pre-January 1, 1990 employees.

     The Plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The table was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years of an employee's earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the match by PolyOne in the savings plans. As of December 31, 2002, final average earnings for the following individuals were as follows: T.A. Waltermire -- $966,800; V.L. Mitchell -- $427,046; and W.D. Wilson -- $422,782.

     In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five-year certain and continuous annuity under the Plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any reduction for Social Security or any other offset amount. Benefits shown in the table that exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code, and certain additional benefits not payable under the qualified pension plan because of certain exclusions from compensation taken into account thereunder, are payable under an unfunded, non-qualified benefits restoration pension plan.

SHARE OWNERSHIP GUIDELINES

     PolyOne has established share ownership guidelines for non-employee Directors, executive officers and other senior executives to better align their financial interests with those of shareholders by requiring them to own a minimum level of PolyOne shares. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully within five years of becoming subject to the guidelines.

     The share ownership requirements depend on a person's level of employment. The Chief Executive Officer is required to own 300,000 shares. Executive officers are required to own that number of shares equal to three times their individual salary divided by a benchmark price for

PolyOne shares, which results in a range of required ownership of 45,000 to 85,000 shares. Other executives are required to own either 25,000 or 10,000 shares, depending on their job levels. For individuals nearing retirement, the applicable guidelines are reduced after age 55 by 10% each year for five years. The required share ownership level for non-employee Directors is 10,000 shares.

     In general, shares counted towards required ownership include shares directly held and shares vested in PolyOne's benefit or deferral plans. Share ownership guidelines will be reviewed if significant movements in PolyOne's share price occur, or at least every three years to evaluate the adequacy of the required holdings based on the value of required holdings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that PolyOne's executive officers and Directors, and persons who own more than 10% of a registered class of PolyOne's equity securities, file reports of ownership and changes in ownership with the Commission. Executive officers, Directors and greater than 10% shareholders are required by Commission rules to furnish PolyOne with copies of all forms they file. Based solely on its review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, during 2002, all Section 16(a) filing requirements applicable to its executive officers, Directors and 10% shareholders were satisfied, with the following exception. On January 23, 2002, 758 shares of PolyOne stock were sold on behalf of Ms. Duff-Bloom. The disposition was reported on March 8, 2002, as soon as Ms. Duff-Bloom learned of the disposition.

MANAGEMENT CONTINUITY AGREEMENTS

     Messrs. Waltermire, Mitchell, Wilson and Rademacher and Ms. Shiba are parties to management continuity agreements with PolyOne (the "Continuity Agreements"). The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a "change of control" of PolyOne. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. The Continuity Agreements generally provide for a two-year period of employment commencing upon a change of control. Generally, a change of control is deemed to have occurred if:

     - any person becomes the beneficial owner of 25% or more of the combined voting power of PolyOne's outstanding securities (subject to certain exceptions);

     - there is a change in the majority of the Board of Directors of PolyOne;

     - certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

     - there is shareholder approval of a complete liquidation or dissolution of PolyOne.

     The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation. If a change of control occurs and the individual's employment is terminated by PolyOne or a successor for reasons other than "cause" or is terminated voluntarily by the individual for "good reason" (in each case as defined in the Continuity Agreements), generally the individual would be entitled to receive:

     - compensation for a period of up to three years, commencing at the individual's base salary rate in effect at the time of the termination;

     - a payment of up to three times the "target annual incentive amount" (as defined in the Continuity Agreements) in effect prior to the change in control;

     - the continuation of all employee health and welfare benefits for up to three years;

     - financial planning services for one year;

     - a payment based on the incremental cash value of counting for purposes of certain retirement plans up to three additional years of covered compensation; and

     - a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.

     If the individual's employment is terminated by PolyOne or a successor for "cause" or is terminated voluntarily by the individual for reasons other than for "good reason," the individual is not entitled to the benefits set forth above and is entitled to compensation earned through the date of termination of his or her employment.

COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, none of PolyOne's executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Commission.

POLYONE STOCK PERFORMANCE

     Following is a graph which compares the cumulative total shareholder returns for PolyOne's common shares, the S&P 500 index and the S&P Mid Cap Chemicals index with dividends assumed to be reinvested when received. The graph assumes the investing of $100 from September 1, 2000, the first trading date of PolyOne's common shares, through December 31, 2002. The S&P Mid Cap Chemicals index includes a broad range of chemical manufacturers. Because of the relationship of PolyOne's business within the chemical industry, it is felt that comparison with this broader index is appropriate.

             COMPARISON OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
                      AUGUST 31, 2000 TO DECEMBER 31, 2002
[PERFORMANCE GRAPH]

                                                         S&P 500              S&P MID CAP CHEMICALS        POLYONE CORPORATION
                                                         -------              ---------------------        -------------------
8/31/00                                                    100                          100                         100
12/31/00                                                  87.3                        107.5                        71.5
12/31/01                                                    77                        122.8                       122.4
12/31/02                                                    60                          112                        50.3

                                            8/31/00  12/31/00  12/31/01  12/31/02
PolyOne Corporation                          $100     $71.5     $122.4    $50.3
S&P 500                                      $100     $87.3     $77.0     $60.0
S&P Mid Cap Chemicals                        $100     $107.5    $122.8    $112.0

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees PolyOne's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of PolyOne's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee has discussed with the independent auditors the auditors' independence from management and PolyOne, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence. The Committee has also pre-approved all audit and non-audit services and fees provided to the company by the independent auditors. Based upon the Committee's considerations, the Committee has concluded that Ernst & Young LLP is independent. The Committee discussed with PolyOne's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne's internal controls, and the overall quality of PolyOne's financial reporting. The Audit Committee met five times during 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     All members of the Audit Committee concur in this report.

                                          THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Gordon D. Harnett, Chairperson
                                          J. Douglas Campbell
                                          Carol A. Cartwright
                                          D. Larry Moore

February 27, 2003

                              INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit PolyOne's financial statements for the current year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP's examination of our consolidated financial statements and records for the year ended December 31, 2002. Fees for 2002 were as follows:

     Audit Fees. Fees for audit services totaled $1,318,900 in 2002 and $1,029,800 in 2001, including fees associated with the annual audit, the reviews of PolyOne's quarterly reports on Form 10-Q, the issuance of comfort letters, review of registration statements filed with the Securities and Exchange Commission and statutory audits required internationally.

     Audit-Related Fees. Fees for audit-related services totaled $298,200 in 2002 and $323,600 in 2001. Audit-related services principally include due diligence in connection with business transactions, accounting consultations and audits of PolyOne's benefit plans.

     Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled $1,161,700 in 2002 and $971,100 in 2001.

     All Other Fees. Fees for other services not included in the above categories totaled $192,000 in 2002 and $337,300 in 2001 and principally include support and advisory services related to PolyOne's expatriate program.

     The Audit Committee has considered whether the provision of the above-captioned services is compatible with maintaining Ernst & Young's independence.

                                    GENERAL

VOTING AT THE MEETING

     Shareholders of record at the close of business on March 17, 2003, are entitled to vote at the meeting. On that date, a total of 91,674,548 common shares were outstanding. Each share is entitled to one vote.

     Holders of common shares have no cumulative voting rights. Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a Director nominee.

     If any of the nominees listed on pages 3 and 4 becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors, however, we have no reason to believe that this will occur.

     We know of no other matters that will be presented at the meeting, however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to PolyOne, addressed to the Secretary, so that it is received on or before December 5, 2003. We suggest that all proposals be sent by certified mail, return receipt requested.

     Additionally, a shareholder may submit a proposal for consideration at the 2004 Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of PolyOne's Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder's notice must be delivered to PolyOne's principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting.

     Our proxy materials for the 2003 Annual Meeting of Shareholders will be mailed on or about April 3, 2003. Sixty days prior to the first anniversary of this date will be February 3, 2004, and 90 days prior to the first anniversary of this date will be January 4, 2004. Our proxies for the 2004 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2004 Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.

PROXY SOLICITATION

     PolyOne is making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, PolyOne's officers and regular employees may request proxies by telephone or in person. We have retained Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022, to assist in the solicitation for an estimated fee of $6,000 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

     We are mailing PolyOne's Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2002, to shareholders of record with this proxy statement.

                                          For the Board of Directors
                                          PolyOne Corporation

                                      /s/ Wendy C. Shiba
                                          WENDY C. SHIBA
                                          Vice President, Chief Legal Officer
                                          and Secretary

March 25, 2003

                               POLYONE CORPORATION

                                      PROXY

                     ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        CORPORATION'S BOARD OF DIRECTORS

               The undersigned hereby appoints Thomas A. Waltermire and Wendy C.
   P      Shiba, and each of them jointly and severally, Proxies, with full
   R power of substitution, to vote, as designated on the reverse side, all O common shares of PolyOne Corporation held of record by the undersigned X on March 17, 2003, at the Annual Meeting of Shareholders to be held on
   Y      May 15, 2003, or any adjournment thereof.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES SPECIFIED ON THE REVERSE SIDE.

                                                                 SEE REVERSE
                                                                     SIDE

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

                              FOLD AND DETACH HERE

March 25, 2003

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Forum Conference and Education Center, 1375 E. Ninth Street, Cleveland, Ohio, at 9:00 a.m. on Thursday, May 15, 2003.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the attached proxy card and to sign, date and return it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your Proxy and vote personally by ballot.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON THE PROXY
CARD.

We look forward to seeing you at the meeting.

THOMAS A. WALTERMIRE
Chairman of the Board, President
and Chief Executive Officer

         PLEASE MARK YOUR
 [X]     VOTE AS IN THIS
         EXAMPLE.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES LISTED BELOW.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                    FOR THE DIRECTOR NOMINEES LISTED BELOW.

                FOR ALL      WITHHELD
                NOMINEES      (SEE
                LISTED AT  INSTRUCTIONS
                 RIGHT        BELOW)
ELECTION OF       [  ]       [  ]        Nominees: 01. J. Douglas Campbell   05. Robert A. Garda     09. Thomas A. Waltermire
DIRECTORS                                          02. Carol A. Cartwright   06. Gordon D. Harnett   10. Farah M. Walters
term to expire                                     03. Gale Duff-Bloom       07. David H. Hoag
at next Annual                                     04. Wayne R. Embry        08. D. Larry Moore       Change of Address and/    [ ]
Meeting.                                                                                              or Comments Mark Here

                                                                                                      I Will Attend the Meeting [ ]

(INSTRUCTIONS: To withhold authority to vote for all nominees, mark the "WITHHELD" box above. To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

-----------------------------------------------------------------------

                                                                                    In their discretion, the Proxies are
                                                                                    authorized to vote upon such other business
                                                                                    as may properly come before the meeting or
                                                                                    any adjournment thereof and matters incident
                                                                                    to the conduct of the meeting.

                                                                                    The signer hereby revokes all Proxies
                                                                                    previously given by the signer to vote at
                                                                                    the meeting or any adjournments.

                                                                                    Please mark, sign, date and return this
                                                                                    Proxy promptly using the enclosed envelope.

                                                                                    Please sign exactly as the name appears on
                                                                                    this card. When shares are held by joint
                                                                                    tenants, both should sign. When signing as
                                                                                    attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.
                                                                                    If a corporation, please sign in full
                                                                                    corporate name by President or other
                                                                                    authorized officer. If a partnership, please
                                                                                    sign in partnership name by general partner.

                                                                                    ____________________________________________

                                                                                    ____________________________________________
                                                                                     SIGNATURE (S)                       DATE

                            * FOLD AND DETACH HERE *

                               POLYONE CORPORATION

                        PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of PolyOne Corporation that you are entitled to vote.

Please consider the issues discussed in the Proxy Statement and cast your vote by:

        [COMPUTER LOGO] - Accessing the World Wide Web site
                          http://www.eproxyvote.com/pol to vote via the
                          Internet.

           [PHONE LOGO] - Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial
                          1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

        [ENVELOPE LOGO] - Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement or sending it to PolyOne Corporation, c/o Equiserve Trust Company, N.A., P.O. Box 8640, Edison, New Jersey 08818-9142.

You can vote by phone or via the Internet anytime prior to May 15, 2003. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.